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Exhibit (10) (b)

                                                   [McCarter English Letterhead]




August 27, 2003

UBS Municipal Money Market Series
51 West  52nd Street
New York, New York 10019-6114


         Re:               UBS RMA New Jersey Municipal
                           Money Fund, a series of the UBS Municipal
                           Money Market Series (the "New Jersey Fund")


                  We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the New Jersey Fund filed as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the New Jersey Fund in the Registration Statement and the Prospectus for the New Jersey Fund.

                                                     Very truly yours,

                                                     /s/ McCarter & English, LLP

                                                     McCarter & English, LLP